Joint Filer Information

Name:	Deerfield Mgmt III, L.P., Deerfield Private Design Fund III, L.P., Deerfield Management Company, L.P.

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Lumos Pharma, Inc. [LUMO]

Date of Event Requiring Statement:	January 6, 2021

The undersigned, Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund III, L.P. are jointly filing the attached Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Lumos Pharma, Inc.

Signatures:

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact